UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ	Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ	Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ	Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ	Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTZ	NASDAQ	Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

2023 Annual Meeting of Stockholders

On Tuesday, June 6, 2023, New York Mortgage Trust, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). There were 66,648,734 shares of common stock of the Company present or represented by proxy at the Annual Meeting, constituting approximately 73.09% of the outstanding shares of common stock on April 14, 2023, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: To elect seven directors to the Company’s Board of Directors.

Name	For	Against	Abstain
Eugenia R. Cheng	47,712,993	974,129	261,884
Michael B. Clement	47,756,250	923,135	269,621
Audrey E. Greenberg	47,843,671	849,306	256,029
Steven R. Mumma	47,454,585	1,234,438	259,983
Steven G. Norcutt	47,098,964	1,579,942	270,100
Lisa A. Pendergast	47,563,500	1,130,627	254,879
Jason T. Serrano	47,916,975	773,564	258,467

In addition, there were 17,699,728 broker non-votes associated with the election of the directors. All director nominees were duly elected at the Annual Meeting. Each of the individuals named in the above table will serve as a director until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
30,156,671	18,491,160	301,175	17,699,728

At the Annual Meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. This advisory vote is commonly referred to as a “say-on-pay vote.”

Proposal 3: To ratify, confirm and approve the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For	Against	Abstain	Broker Non-Votes
65,365,248	838,139	445,347	N/A

At the Annual Meeting, stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Item 8.01.    Other Events.

On June 6, 2023, the Board of Directors of the Company (the “Board”) unanimously reappointed Steven G. Norcutt to serve as Lead Independent Director. The Board also unanimously reappointed Steven R. Mumma to serve as Chairman of the Board.

On June 6, 2023, the Company issued a press release (the “Press Release”) announcing that the Board declared a regular quarterly cash dividend on the Company’s common stock for the quarter ending June 30, 2023. The Company also announced in the Press Release that the Board declared cash dividends on the Company’s 8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, the Company’s 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, the Company’s 6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock and the Company’s 7.000% Series G Cumulative Redeemable Preferred Stock for the dividend period that began on April 15, 2023 and ends on July 14, 2023.

A copy of the Press Release is filed with this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press release dated June 6, 2023.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: June 6, 2023	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer